American Enterprise Variable Annuity Account
File No. 333-92297/811-7195

                                  EXHIBIT INDEX

Exhibit 1.2        Resolution of the Board of Directors

Exhibit 4.1        Form of Deferred Annuity Contract.

Exhibit 4.2        Form of Performance Credit Rider.

Exhibit 4.3        Form of Maximum Anniversary Value Death Benefit Rider.

Exhibit 4.4        Form of Guaranteed Minimum Income Benefit Rider.

Exhibit 5          Form of Variable Annuity Application

Exhibit 9          Opinion amd Consent of Counsel.

Exhibit 10         Consent of Independent Auditors.